UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 8, 2006

Toreador Resources Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164
(Commission File Number)	(IRS Employer Identification No.)

4809 Cole Avenue, Suite 108
Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 559-3933

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Agreements of Certain Officers.

Change in Control Agreement with Michael J. FitzGerald

On November 8, 2006, Toreador Resources Corporation (“Toreador”) entered into a Change in Control Agreement with Michael J. FitzGerald, Toreador’s Senior Vice President-Exploration and Production. Pursuant to the Change in Control Agreement, if (i) there is a “Change in Control” (as defined in the Toreador Resources Corporation 2005 Long-Term Incentive Plan) pursuant to which Toreador or any of its subsidiaries is a party, (ii) Mr. FitzGerald is still an employee of Toreador on the date of such Change in Control and (iii) Mr. FitzGerald has not received a grant of restricted stock in either 2009 or 2010, Toreador shall issue Mr. FitzGerald 16,000 shares of restricted stock that shall be 100% vested on the date of grant. If (i) there is a Change in Control pursuant to which Toreador or any of its subsidiaries is a party, (ii) Mr. FitzGerald is still an employee of Toreador on the date of such Change in Control and (iii) Mr. FitzGerald has received a grant of restricted stock for 2009 but not for 2010, Toreador shall issue Mr. FitzGerald 8,000 shares of restricted stock that shall be 100% vested on the date of grant.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Michael J. FitzGerald Change in Control Agreement

* * * * *

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION

Date: November 15, 2006

By:	/s/ G. Thomas Graves III
G. Thomas Graves III, President and CEO

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Michael J. FitzGerald Change in Control Agreement

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